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                                                                   EXHIBIT 7(l):

ADDITIONAL LIST OF REINSURANCE CONTRACTS

                                            EFFECTIVE
               TITLE                           DATE              REINSURER
               -----                           ----              ---------
Automatic Reins Agreement #2727               1/1/99   Employers Re (formerly Phoenix)

Automatic Yearly Renewable Term               1/1/99   General & Cologne Life Re
Reins Agreement #226-103

Automatic Yearly Renewable Term              10/1/01   General & Cologne Life Re
Reins Agreement #226-105

Automatic Yearly Renewable Term              10/1/01   General & Cologne Life Re
Reins Agreement #226-106

Automatic YRT Agreement #1112-0-0             1/1/93   RGA Reinsurance
a) Includes Opts Premier as of 1/1/99

Automatic & Facultative Risk Premium           1/1/99   RGA Reinsurance
Reins Agreement #3304-00-00

Auto & Fac YRT Reins Agreement #8145-00       8/1/01   RGA Reinsurance

YRT Agreement #5918-14                       10/1/01   AUSA Life Insurance Company

YRT Agreement #5918-15                       10/1/01   AUSA Life Insurance Company

Automatic YRT Reins Agreement #2350           1/1/99   Munich (formerly CNA)